EX.99.L

February 6, 2026

CBRE Global Real Estate Income Fund

555 E. Lancaster Avenue

Suite 120

Radnor, Pennsylvania 19087

Re:	Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to CBRE Global Real Estate Income Fund (the “Trust”), a Delaware statutory trust, in connection with the Trust’s Registration Statement on Form N-2 to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about February 6, 2026 (the “Registration Statement”), with respect to possible offerings from time to time of: (i) the Trust’s common shares, par value of $0.001 per share (“Common Shares”); and (ii) rights to purchase Common Shares (“Subscription Rights”, and together with the Common Shares, “Securities”). You have requested that we deliver this opinion to you in connection with the Trust’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a)	A certificate of the Secretary of State of the State of Delaware (the “Delaware Secretary of State”), dated as of a recent date, as to the legal existence and good standing of the Trust;

(b)	A copy, certified by the Delaware Secretary of State, of the Trust’s Certificate of Trust, dated November 6, 2003, as amended July 1, 2011 and September 30, 2021, as filed with the Delaware Secretary of State (the “Certificate of Trust”);

(c)	Copies of the Trust’s Amended and Restated Agreement and Declaration of Trust, dated as of September 30, 2021 (the “Declaration”), the Trust’s Amended and Restated By-Laws, dated as of June 7, 2024 (the “By-Laws”), and certain resolutions adopted by the Board of Trustees of the Trust (the “Board”) authorizing the issuance of the Common Shares (the “Resolutions”), each certified by an authorized officer of the Trust; and

(d)	a printer’s proof of the Registration Statement.

In such examination, we have assumed the genuineness of all signatures, including electronic signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement, as filed with the Commission, will be in substantially the form of the printer’s proof referred to in paragraph (d) above. We also have assumed for the purposes of this opinion that, with respect to matters relating to the Securities, the Certificate of Trust, Declaration, By-Laws and Resolutions will not have been amended, modified or withdrawn and will be in full force and effect on the date of the issuance of such Securities.

With respect to any Subscription Rights, a Subscription Rights Certificate representing such Subscription Rights will be duly authorized by all necessary corporate action of the Trust and the specific terms of such Subscription Rights will be duly established by the Board, and such Subscription Rights will be duly distributed by the Trust, in accordance with the Declaration, the By-laws, the Registration Statement and the Resolutions (such approvals referred to herein as the “Corporate Proceedings”).

This opinion is based entirely on our review of the documents listed above and such other documents as we have deemed necessary or appropriate for the purposes of this opinion and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

As to any opinion below relating to the formation or existence of the Trust under the laws of the State of Delaware, our opinion relies entirely upon and is limited by the certificate of public officials referred to in (a) above.

This opinion is limited solely to the Delaware Statutory Trust Act, as applied by courts located in Delaware, to the extent that the same may apply to or govern the transactions referred to herein, and we express no opinion with respect to the laws of any other jurisdiction or to any other laws of the State of Delaware. No opinion is given herein as to the choice of law that any tribunal may apply to such transactions. In addition, to the extent that the Declaration or the By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended (the “1940 Act”), or any other law or regulation applicable to the Trust, except for the internal substantive laws of the State of Delaware, as aforesaid, we have assumed compliance by the Trust with the 1940 Act and such other laws and regulations.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, it is our opinion that:

1.	The Trust has been formed and is existing under the Certificate of Trust, Declaration and the laws of the State of Delaware as a Delaware statutory trust with transferable shares of beneficial interest.

2.	The Common Shares, when issued and sold in accordance with the Trust’s Declaration and By-Laws and for the consideration described in the Registration Statement, will be validly issued, fully paid, and nonassessable under the laws of the State of Delaware.

3.	Upon the completion of all Corporate Proceedings relating to the Subscription Rights, the issuance of the Subscription Rights will be duly authorized.

This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP